UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas		75074
(Address of principal executive offices)		(Zip Code)

(972) 673-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On April 6, 2005, Microtune, Inc. (“Microtune”), issued a press release announcing that the United States District Court for the Eastern District of Texas, Sherman Division (the “Court”), has entered orders and final judgments approving the previously announced settlements of the consolidated securities class action litigation, Angeloni v. Microtune Inc. et al., Civil Action No. 4:03cv56 (the “Class Action”), and the consolidated shareholder derivative litigation, in re Microtune, Inc. Derivative Litigation, Master File No. 4 (the “Derivative Litigation”).

The Stipulation and Agreement of Settlement evidencing the settlement of the Class Action was entered into on November 23, 2004, by and among Marc D. Reasoner, Fred B. Knadler, on behalf of Lights N Such, Inc., and Warren and Betty Stewart and Microtune, Inc., Douglas J. Bartek, William Housley, Everett Rogers, and Nancy A. Richardson, and was filed as Exhibit 10.34 to Microtune’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “Form 10-K”).

The Stipulation and Agreement of Settlement evidencing the settlement of the Derivative Litigation was entered into on January 10, 2005, by and among Michael Blizman, Nathan Hostacky, Michael Morris, and Phung Vu and Microtune, Inc., James A. Fontaine, James H. Clardy, William P. Tai, Harvey B. Cash, Walter S. Ciciora, Steven Craddock, Anthony J. LeVecchio, Douglas J. Bartek, William Housley, Everett Rogers, and Nancy A. Richardson, and was filed as Exhibit 10.38 to the Form 10-K.

The order of dismissal and final judgment related to the Derivative Litigation was entered on March 31, 2005. The order of dismissal and final judgment related to the Class Action was entered on April 4, 2005. Both settlements are still subject to appeal for thirty days from the date of final Court approval.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1: Microtune’s press release announcing the Court’s approval of the Class Action settlement and the Derivative Litigation settlement.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

Date: April 6, 2005	By:	/s/ James A. Fontaine
James A. Fontaine Chief Executive Officer